Offer To Purchase
and Consent Solicitation Statement

                          DOMINION TEXTILE (USA) INC.

                          OFFER TO PURCHASE FOR CASH
                            ANY AND ALL OUTSTANDING
              8 7/8% GUARANTEED SENIOR NOTES DUE NOVEMBER 1, 2003
                       AND SOLICITATION OF CONSENTS FOR
                      AMENDMENT OF THE RELATED INDENTURE

                               ----------------

  Dominion Textile (USA) Inc., a Delaware corporation (the "Company"), hereby offers to purchase for cash, upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation Statement (as it may be amended or supplemented from time to time, the "Statement") and in the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and, together with this Statement, the "Offer"), any and all of its outstanding 8 7/8% Guaranteed Senior Notes due November 1, 2003 (the "Notes") from each registered holder thereof (each a "Holder" and, collectively, the "Holders").

  The consideration for each $1,000 principal amount of Notes tendered pursuant to the Offer shall be the price (calculated as described in Schedule I to this Statement) equal to (i) the present value on the Payment Date (as defined herein) of $1,043.75 per $1,000 principal amount of Notes (the amount payable on November 1, 1998, which is the first date on which the Notes are redeemable (the "Earliest Redemption Date")), determined on the basis of the yield (the "Tender Offer Yield") to the Earliest Redemption Date equal to the sum of (x) the yield on the 5 7/8% U.S. Treasury Note due October 31, 1998 (the "Reference Security"), as calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 p.m., New York City time on January 9, 1998, the tenth business day immediately preceding the scheduled Tender Offer Expiration Date (the "Price Determination Date"), as displayed on the Bloomberg Government Pricing Monitor on "Page PX3" (the "Bloomberg Page") (or, if any relevant price is not

                                                  (Continued on following page)


   THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
 JANUARY 9, 1998 IF ON SUCH DATE THE COMPANY HAS RECEIVED THE REQUISITE CONSENTS (AS DEFINED HEREIN) OR THE FIRST DATE THEREAFTER THAT THE COMPANY RECEIVES THE REQUISITE CONSENTS FROM HOLDERS OF THE NOTES (THE "CONSENT EXPIRATION DATE"). THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 26, 1998 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "TENDER OFFER EXPIRATION DATE"). HOLDERS WHO DESIRE TO RECEIVE THE CONSENT PAYMENT AND THE TENDER OFFER CONSIDERATION MUST VALIDLY CONSENT TO THE PROPOSED AMENDMENTS ON OR PRIOR TO THE CONSENT EXPIRATION DATE. HOLDERS WHO TENDER AFTER THE CONSENT EXPIRATION DATE WILL RECEIVE ONLY THE TENDER OFFER CONSIDERATION. CONSENTS MAY ONLY BE REVOKED ON OR PRIOR TO THE CONSENT EXPIRATION DATE. TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE TENDER OFFER EXPIRATION DATE.


                               ----------------

      The Dealer Manager for the Offer and the Solicitation Agent for the
                               Solicitation is:

                             CHASE SECURITIES INC.
December 23, 1997

(Cover page continued)

available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the Dealer Manager shall select in its sole discretion) plus (y) 35 basis points, the fixed spread (the "Fixed Spread") (such price being rounded to the nearest cent per $1,000 principal amount of Notes), minus (ii) $10.00 per $1,000 principal amount of Notes, which is equal to the Consent Payment referred to below (such amount, the "Tender Offer Consideration"), plus accrued and unpaid interest to, but not including, the Payment Date (as defined herein).

  In conjunction with the Offer, the Company hereby solicits (the "Solicitation") consents (the "Consents") of registered Holders of the Notes to certain proposed amendments (the "Proposed Amendments") to the Indenture dated as of November 1, 1993 (the "Indenture"), between the Company, Dominion Textile Inc., a corporation duly organized and existing under the laws of Canada ("Dominion" or the "Parent Guarantor") and First Union National Bank, as trustee (the "Trustee"), pursuant to which the Notes were issued, which amendments would, among other things, eliminate substantially all of the covenants contained in the Indenture. Subject to the terms and conditions set forth in this Statement and the Consent and Letter of Transmittal, the Company hereby offers to pay to each registered Holder who validly consents to the Proposed Amendments on or prior to the Consent Expiration Date an amount in cash (the "Consent Payment") equal to 1% of the principal amount ($10.00 for each $1,000 principal amount) of Notes for which Consents have been validly delivered and not validly revoked as of the Consent Expiration Date, with such payment to be made on the Payment Date if, but only if, such Holder's Notes are accepted for payment pursuant to the terms of the Offer. The Consent Payment plus the Tender Offer Consideration is referred to herein as the "Total Consideration."

  If the Proposed Amendments are adopted and the Offer is consummated, Notes that are not tendered, or that are not accepted for purchase pursuant to the Offer, will remain outstanding, but will be subject to the terms of the Indenture as modified by the Supplemental Indenture (as defined below) described under Item 5, "Proposed Amendments." If a Holder does not properly tender Notes pursuant to the Offer on or prior to the Consent Expiration Date, or Consents either are not properly delivered, or are revoked and not properly redelivered, on or prior to the Consent Expiration Date, such Holder will not receive the Consent Payment, even though the Proposed Amendments will be effective as to all Notes that are not purchased pursuant to the Offer. Adoption of the Proposed Amendments may have adverse consequences for Holders of Notes who do not validly tender Notes pursuant to the Offer. As a result of the adoption of the Proposed Amendments, Holders of such outstanding Notes will not be entitled to the benefit of substantially all of the covenants presently contained in the Indenture. In addition, the consummation of certain transactions upon which the offer is conditioned will result in the sale of substantially all of the assets of the Company and the Parent Guarantor. In connection with the Business Unit Sales, PGI or GLI (each as defined below) may determine that it is in their respective interest to acquire certain portions of the Company with the remaining limited obligations of the Company under the Indenture. Further, the trading market for any Notes not properly tendered pursuant to the Offer is likely to be significantly more limited in the future if the Offer is consummated. See Item 5, "Proposed Amendments,"
Item 2, "Certain Significant Considerations" and Item 9, "Conditions to the Offer."

  Holders who tender Notes pursuant to the Offer on or prior to the Consent Expiration Date are obligated to Consent to the Proposed Amendments. The completion, execution and delivery of a Consent and Letter of Transmittal in connection with a tender of Notes pursuant to the Offer on or prior to the Consent Expiration Date will be deemed to constitute the delivery of Consents with respect to the Notes tendered. Holders may not deliver Consents in the Solicitation without tendering their Notes in the Offer.

  The Company and the Trustee intend to execute a supplemental indenture (the "Supplemental Indenture") to the Indenture providing for the Proposed Amendments promptly after the Consent Expiration Date. Although the Supplemental Indenture containing the Proposed Amendments will have been executed by the Company and the Trustee promptly after the Consent Expiration Date, the Proposed Amendments will not become effective unless and until the Notes are accepted for purchase by the Company pursuant to the Offer, which is expected to occur promptly after the Tender Offer Expiration Date.

(Cover page continued)

  If the Notes are accepted for payment pursuant to the Offer, Holders who validly tender Notes pursuant to the Offer on or prior to the Consent Expiration Date and do not withdraw such tender or revoke such Consent will receive the Total Consideration, which is equal to the Tender Offer Consideration plus the Consent Payment. Holders who validly tender Notes and deliver Consents pursuant to the Offer on or prior to the Consent Expiration Date may not thereafter revoke such Consent after the Consent Expiration Date. Holders who validly tender their Notes after the Consent Expiration Date will receive only the Tender Offer Consideration and not the Consent Payment.

  Upon the terms and subject to the conditions of the Offer and the Solicitation (including, if the Offer or Solicitation is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will (i) purchase all Notes validly tendered on or prior to the Tender Offer Expiration Date (and not withdrawn) pursuant to the Offer, and (ii) pay for all Consents validly delivered on or prior to the Consent Expiration Date (and not revoked) pursuant to the Solicitation, promptly following the Tender Offer Expiration Date.

  Notwithstanding any other provision of the Offer or the Solicitation, the Company's obligation to accept for purchase, and to pay for, Notes validly tendered pursuant to the Offer and the Company's obligation to make Consent Payments is conditioned upon (a) the Supplemental Indenture Condition, (b) the Business Unit Sales Condition, (c) the 2006 Tender Condition and (d) the General Conditions (each as defined herein). See Item 9, "Conditions to the Offer."

  In the event that the Offer and the Solicitation are withdrawn or otherwise not completed, the Tender Offer Consideration and Consent Payment will not be paid or become payable to Holders of the Notes who have validly tendered their Notes and delivered Consents in connection with the Offer and the Solicitation. In any such event, the Notes previously tendered pursuant to the Offer will be promptly returned to the tendering Holder and the Supplemental Indenture will not become operative.


   See Item 2, "Certain Significant Considerations," and Item 10, "Certain U.S. Federal Income Tax Considerations," for discussions of certain factors that should be considered in evaluating the Offer and the Solicitation. See
 Item 9, "Conditions to the Offer," for certain factors upon which the Company's obligations under the Offer are conditioned. See Item 5, "Proposed Amendments," for a description of the Proposed Amendments.

(Cover page continued)

                                   IMPORTANT

  Any Holder desiring to tender Notes and deliver Consents should either (a) in the case of a Holder who holds physical certificates evidencing such Notes, complete and sign the Consent and Letter of Transmittal (or a manually signed facsimile thereof) in accordance with the instructions therein, have the signature thereon guaranteed (if required by Instruction 1 of the Consent and the Letter of Transmittal) and send or deliver such manually signed Consent and Letter of Transmittal (or a manually signed facsimile thereof), together with certificates evidencing such Notes being tendered and any other required documents to Harris Trust Company of New York, as Depositary (the "Depositary"), at its address set forth on the back cover of this Statement, or (b) in the case of a beneficial owner who holds Notes in book-entry form, request such beneficial owner's broker, dealer, commercial bank, trust company or other nominee to effect the transaction on behalf of such beneficial owner. See Item 7, "Procedures for Tendering Notes and Delivering Consents."

  Any Holder who desires to tender Notes but who cannot comply with the procedures set forth herein for tender on a timely basis or whose certificates for Notes are not immediately available, may nevertheless tender the Notes by following the procedures for guaranteed delivery set forth under Item 7, "Procedures for Tendering Notes and Delivering Consents--Guaranteed Delivery." The procedures for guaranteed delivery of Notes will not operate to effect the timely delivery of the related Consent for purposes of determining eligibility to receive a Consent Payment.

  The Depository Trust Company ("DTC") has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to tender their Notes and consent to the Proposed Amendments as if they were Holders. To effect a tender and deliver a Consent, DTC participants should transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and follow the procedure for book-entry transfer set forth in Item 7, "Procedures for Tendering Notes and Delivering Consents." A beneficial owner of Notes that are held of record by a broker, dealer, commercial bank, trust company or other nominee must instruct such broker, dealer, commercial bank, trust company or other nominee to tender the Notes and deliver the related Consents on the beneficial owner's behalf. See Item 7, "Procedures for Tendering Notes and Delivering Consents."

  Tendering Holders will not be obligated to pay brokerage fees or commissions or the fees and expenses of the Dealer Manager, the Information Agent or the Depositary. See Item 11, "The Dealer Manager, the Information Agent and the Depositary."

  Questions and requests for assistance may be directed to MacKenzie Partners, Inc., the Information Agent, or Chase Securities Inc., the Dealer Manager, at their respective addresses and telephone numbers set forth on the back cover of this Statement. Additional copies of this Statement, the Consent and Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may be obtained from the Information Agent. Beneficial owners may also contact their brokers, dealers, commercial banks or trust companies through which they hold the Notes with questions and requests for assistance.

  THIS STATEMENT CONSTITUTES NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF CONSENTS IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. THE DELIVERY OF THIS STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES SINCE THE DATE HEREOF.

  NEITHER THE COMPANY NOR THE DEALER MANAGER MAKE ANY RECOMMENDATION AS TO WHETHER HOLDERS SHOULD TENDER NOTES PURSUANT TO THE OFFER OR PROVIDE CONSENTS TO THE PROPOSED AMENDMENTS.

(Cover page continued)

                             AVAILABLE INFORMATION

  The Company and its parent, Dominion, have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-10 and Form F-1 (Reg. Nos. 33-68586 and 33-68586-01) relating to the Notes and their underlying guarantees by Dominion (such registration statements, together with all amendments and exhibits, the "Registration Statement"). Dominion is also subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. The Indenture also provides that the Holders of the Notes are entitled to receive annual and quarterly consolidated financial statements with respect to Dominion (including certain summarized historical information with respect to the Company), even if Dominion were no longer subject to the informational requirements of the Exchange Act, provided that greater than 10% of the initial principal amount of the Notes are outstanding.

  The Registration Statements and the reports filed by Dominion pursuant to the Exchange Act as well as other information can be inspected and copied at prescribed rates at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. As a foreign issuer, Dominion does not file reports or other information using the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") filing system.

  Dominion is a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted in the United States, to prepare certain informational filings in accordance with the disclosure requirements of its home jurisdiction. Holders of the Notes should be aware that such requirements may vary from those of the United States. In addition, Dominion's financial statements incorporated herein by reference have been prepared in accordance with Canadian generally accepted accounting principles and are subject to Canadian accounting and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents listed hereafter and filed with the Quebec Securities Commission are incorporated herein by reference and shall be deemed to be a part hereof:

  (a) The Consolidated Financial Statements of Dominion for the fiscal year ended June 30, 1997 and the Auditors' Report thereon.

  (b) The Annual Information Form of Dominion dated October 9, 1997.

  (c) The interim unaudited comparative consolidated financial statements for the period ended September 30, 1997 included in the quarterly report of Dominion for the first quarter of fiscal 1998.

  (d) The Management Proxy Circular of Dominion dated August 29, 1997, in connection with the annual meeting of shareholders held on October 29, 1997.

  In addition, Dominion's Annual Report on Form 40-F for the year ended June 30, 1997 filed with the Commission pursuant to the Exchange Act shall be incorporated herein by reference and shall be deemed to be a part hereof.

  All documents and reports filed with either the Commission or the Quebec Securities Commission after the date of this Statement and on or prior to the earlier of the Payment Date or termination of the Offer and Solicitation shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the

(Cover page continued)

date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

  The Company will provide without charge to each person to whom this Statement is delivered, upon the written request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents which are not specifically incorporated by reference herein. Requests should be directed to the Information Agent or the Dealer Manager at their respective addresses set forth on the back cover page hereof or to the Acting Secretary and General Counsel of Dominion, 1950 Sherbrooke Street West, Montreal, Quebec, Canada H3H 1E7, telephone number
(514) 989-6000. The information relating to the Company contained in this Statement does not purport to be complete and should be read together with the information contained in the incorporated documents.

  No person has been authorized to give any information or to make any representation not contained in this Statement and, if given or made, such information or representation may not be relied upon as having been authorized by the Company, the Dealer Manager, the Depositary, or the Information Agent. Neither the delivery of this Statement nor any purchase hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof, or that there has been no change in the affairs of the Company as of such date.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 SUMMARY..................................................................    1
  1. Terms of the Offer and the Solicitation.............................     7
  2. Certain Significant Considerations..................................     9
  3. Purpose of the Offer and the Solicitation...........................    11
     Certain Information Concerning the Company, Dominion, DT Acquisition
  4. and the Notes.......................................................    11
  5. Proposed Amendments.................................................    12
     Acceptance for Payment and Payment for Notes; Acceptance of
  6. Consents............................................................    14
  7. Procedures for Tendering Notes and Delivering Consents..............    15
  8. Withdrawal of Tenders and Revocation of Consents....................    18
  9. Conditions to the Offer.............................................    19
 10. Certain U.S. Federal Income Tax Consequences........................    21
 11. The Dealer Manager, the Information Agent and the Depositary........    23
 12. Fees and Expenses...................................................    23
 13. Source and Amount of Funds..........................................    23
 14. Miscellaneous.......................................................    24
 Schedule I: Formula for calculation of Tender Offer Consideration and
             Total Consideration..........................................   25
 Schedule II: Hypothetical illustration of the calculation of Tender Offer
              Consideration and Total Consideration.......................   26

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Statement and the Consent and Letter of Transmittal. Capitalized terms have the meanings assigned to them elsewhere in this Statement.

The Company.....................  Dominion Textile (USA) Inc., a Delaware
                                  corporation, is a wholly-owned subsidiary of Dominion. The Company is a holding company for the United States operations of Dominion.

Dominion........................  Dominion Textile Inc., a corporation organized under the laws of Canada, is a manufacturer and supplier of textile and textile related products with leading positions in selected markets and global manufacturing capabilities. Dominion is one of the world's largest manufacturers of high-end denim fabrics. It is also a supplier to the U.S. disposable diaper market and has significant non-woven, spunbond multidenier production capacity. Dominion operates manufacturing plants in five countries, including the United States, Canada and three European countries. On December 19, 1997, DT Acquisition acquired control of Dominion in the Dominion Tender Offer (as defined). See
                                  Item 4, "Certain Information Concerning the
                                  Company, Dominion, DT Acquisition and the
                                  Notes."

DT Acquisition..................  DT Acquisition Inc., a corporation organized under the laws of Canada, is an affiliate of Polymer Group, Inc., a Delaware corporation. DT Acquisition acquired approximately 96% of the outstanding first preferred shares and approximately 98% of the outstanding common shares of Dominion in the Dominion Tender Offer. See Item 4, "Certain Information Concerning the Company, Dominion, DT Acquisition and the Notes."

The Notes.......................  The Offer and the Solicitation are being made with respect to the Company's 8 7/8%
                                  Guaranteed Senior Notes due November 1, 2003. See Item 4, "Certain Information Concerning the Company, Dominion, DT Acquisition and the Notes."

The Offer.......................  The Company is offering to purchase for cash from each Holder, upon the terms and subject to the conditions described herein, any and all outstanding Notes. The consideration for each $1,000 principal amount of Notes tendered pursuant to the Offer shall be equal to (i) the present value on the Payment Date of $1,043.75 per Note, determined on the basis of the Tender Offer Yield to the Earliest Redemption Date of November 1, 1998 equal to the sum of (x) the yield on the 5 7/8% U.S. Treasury Note due October 31, 1998 as of 2:00 p.m., New York City time, on January 9, 1998, the tenth business day immediately preceding the scheduled Tender Offer Expiration Date plus (y) 35 basis points, minus (ii) $10.00 per $1,000 principal amount of Notes. Each tendering

                                  Holder will also receive unpaid interest up to, but not including, the Payment Date. Holders who tender Notes pursuant to the Offer prior to the Consent Expiration Date are obligated to consent to the Proposed Amendments. The completion, execution and delivery of a Consent and Letter of Transmittal in connection with the tender of Notes pursuant to the Offer prior to the Consent Expiration Date will be deemed to constitute the delivery of Consents with respect to the Notes tendered. Holders may not deliver Consents in the Solicitation without tendering their Notes in the Offer. See Item 1, "Terms of the Offer and the Solicitation."

The Solicitation................  Upon the terms and subject to the conditions described herein, the Company is soliciting the Consents of Holders of Notes to the Proposed Amendments to the Indenture. Each Holder who consents to the Proposed Amendments prior to the Consent Expiration Date shall be entitled to a Consent Payment in the amount of 1% of the principal amount ($10.00 per $1,000 principal amount) of Notes with respect to which Consents are delivered. Each Holder who tenders Notes pursuant to the Offer on or prior to the Consent Expiration Date is obligated to consent to the Proposed Amendments, and the completion, execution and delivery of a Consent and Letter of Transmittal in connection with such a Holder's tender of Notes on or prior to the Consent Expiration Date will be deemed to constitute the delivery of Consents with respect to the Notes tendered. Holders may not deliver Consents in the Solicitation without tendering their Notes in the Offer. The Company intends to effect the Proposed Amendments by executing a Supplemental Indenture immediately following the Consent Expiration Date, assuming that the Requisite Consents (as defined herein) have been received. Although the Supplemental Indenture reflecting the Proposed Amendments will become effective upon execution by the Company, the Parent Guarantor and the Trustee immediately following the Consent Expiration Date (assuming the Requisite Consents have been received), the Proposed Amendments will not become operative until Notes are accepted for purchase by the Company pursuant to the Offer, and the Consent Payment will not be due and payable to those Holders who deliver Consents on or prior to the Consent Expiration Date until the Payment Date. See
                                  Item 1, "Terms of the Offer and the
                                  Solicitation," Item 5, "Proposed Amendments" and Item 6, "Acceptance for Payment and Payment of Notes; Acceptance of Consents."

Expiration......................  The Solicitation will expire at 5:00 p.m.,
                                  New York City time, on January 9, 1998,
                                  unless extended. The Offer will expire at 5:00 p.m., New York City time, on January 26, 1998, unless extended. See Item 1, "Terms of the Offer and the Solicitation."

Purpose of the Offer and the      On December 19, 1997, DT Acquisition acquired
Solicitation....................  approximately 96% of the outstanding first preferred shares and approximately 98% of the outstanding common shares of Dominion in the Dominion Tender Offer. In connection therewith, DT Acquisition entered into agreements to dispose of the two primary business units of Dominion in the Business
                                  Unit Sales (as defined herein). The Offer is being made for the purpose of repurchasing and retiring certain of the outstanding indebtedness of Dominion and its subsidiaries
                                  (including the Company) in order to
                                  effectuate the Business Unit Sales. See Item
                                  3, "Purpose of the Offer and the
                                  Solicitation."

Conditions to the Offer.........  The Offer is conditioned upon (a) the
                                  Supplemental Indenture Condition, (b) the
                                  Business Unit Sales Condition, (c) the 2006
                                  Tender Condition and (d) the General
                                  Conditions. See Item 9, "Conditions to the
                                  Offer."

Requisite Consents..............  The aggregate outstanding principal amount of the Notes is $150.0 million. The Proposed
                                  Amendments require the Consent of Holders of at least a majority of the aggregate principal amount of Notes outstanding. Accordingly, the Proposed Amendments require the Consent of Holders of Notes in an aggregate principal amount in excess of $75.0 million. See Item 5, "Proposed Amendments."

The Proposed Amendments.........  The covenants in the Indenture set forth under the headings "Parent Guarantor and Issuer May Consolidate, Etc. and Purchases of Assets Only on Certain Terms," "Successor Substituted," "Existence," "Maintenance of Properties," "Payment of Taxes and Other Claims," "Maintenance of Insurance," "Limitation on Consolidated Debt," "Limitation on Subsidiary Debt and Preferred Stock," "Limitation on Restricted Payments," "Limitations Concerning Distributions By Subsidiaries, etc.," "Limitation on Liens," "Limitation on Sale and Leaseback Transactions," "Limitation on Transactions with Affiliates and Related Persons," "Limitation on Certain Sales of Capital Stock of Subsidiaries and Certain Assets," "Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries," "Ownership of Issuer," "Payment of Additional Amounts," and "Provision of Financial Information," would be eliminated from the Indenture. Such covenants, among other things, generally limit the Parent Guarantor's ability to (i) consolidate or merge with another entity, sell or lease substantially all of its assets, or acquire ownership interests in other entities, (ii) cause a successor to the Parent Guarantor or the Company (following a consolidation or merger) to assume the obligations under the Indenture, (iii) fail to maintain its corporate existence, (iv) fail to maintain its properties, (v) fail to pay taxes, (vi) underinsure property against loss or damage, or allow the Company to do the same, (vii) incur debt, (viii) permit the Company to incur debt or issue preferred stock, (ix) permit certain restrictions on the ability of the Company to pay dividends on capital stock, make loans to the Parent Guarantor or other Wholly Owned Subsidiaries or transfer property to the Parent Guarantor or other Wholly Owned Subsidiaries, declare or pay certain dividends, or permit the Company to do the same, (x) create liens on assets of the Parent Guarantor or permit the Company to do the same, (xi) enter into any sale or leaseback transactions or permit the Company to do the same, (xii) enter into certain transactions with affiliates, or permit the Company to do the same, (xiii) make asset dispositions, (xiv) issue, transfer, convey, sell or otherwise dispose of any Shares of Capital Stock of any Wholly Owned Subsidiary, or permit the Company to do the same, (xv) divest any of its interest in the Company,
                                  (xvi) fail to pay taxes and other amounts due to Canadian governmental authorities in respect of the Notes, and (xvii) fail to provide certain financial information to the Holders," or to permit the Company to do the same. See Item 5, "The Proposed Amendments."

Withdrawal Rights...............  Tenders of Notes pursuant to the Offer may be withdrawn after tender at any time on or prior to the Tender Offer Expiration Date, upon compliance with the procedures described herein. Tenders of Notes may also be withdrawn if the Offer is terminated without any Notes being purchased thereunder. A withdrawal of tendered Notes on or prior to the Consent Expiration Date shall be deemed a revocation of the related Consent. Consents may be revoked at any time on or prior to the Consent Expiration Date, but are thereafter irrevocable. Valid revocation of Consents will render a tender of Notes prior to the Consent Expiration Date defective, and, unless the Company waives such defect (or unless the Notes are withdrawn and re-tendered), the tendering Holder will not be eligible to receive the Tender Offer Consideration with respect to such Notes. See
                                  Item 8, "Withdrawal of Tenders and Revocation of Consents."

Source of Funds.................  Assuming 100% of the outstanding principal amount of Notes is tendered and accepted for payment, approximately $159.4 million is required to pay the Total Consideration in connection with the Offer and the Solicitation. Such funds will be obtained by the Company from proceeds of the Business Unit Sales and/or borrowings under the DT Credit Agreement (as defined). Each of PGI and GLI (each as defined) has obtained the financing necessary to complete its part of the Business Unit Sales. It is currently anticipated that the proceeds from the Business Unit Sales will provide all of the funds necessary to pay for the Notes purchased pursuant to the Offer.

Untendered Notes................  Notes not tendered and purchased pursuant to the Offer will remain outstanding. If the Requisite Consents are received and the Proposed Amendments become operative pursuant to the Supplemental Indenture, such Notes will not have the benefits of the restrictive covenants that will be eliminated from the

                                  Indenture by the Proposed Amendments. In addition, the consummation of the Business Unit Sales will result in the sale of substantially all of the assets of the Company and the Parent Guarantor. In connection with the Business Unit Sales, PGI or GLI may determine that it is in their respective interest to acquire certain portions of the Company with the remaining limited obligations of the Company under the Indenture. Further, as a result of the consummation of the Offer, the aggregate principal amount of the Notes that are outstanding will be significantly reduced, which may adversely affect the liquidity and, consequently, the market price for the Notes, if any, that remain outstanding after consummation of the Offer. See Item 2, "Certain Significant Considerations."

                                  Holders who tender only a portion of their Notes pursuant to the Offer will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

Procedures for Tendering Notes
and Delivering Consents.........
                                  Any Holder desiring to tender Notes pursuant to the Offer and/or deliver Consents pursuant to the Solicitation should either (a) in the case of a Holder who holds physical certificates evidencing such Notes, complete and sign the enclosed Consent and Letter of Transmittal (or a manually signed facsimile thereof) in accordance with the instructions set forth therein, have the signature thereon guaranteed if required by Instruction 1 of the Consent and Letter of Transmittal, and send or deliver such manually signed Consent and Letter of Transmittal (or such manually signed facsimile), together with the certificates evidencing the Notes being tendered and any other required documents to the Depositary, or (b) in the case of Holders who hold Notes in book-entry form, request his or her broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him or her. Beneficial owners of Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker dealer, commercial bank, trust company or other nominee if they desire to tender their Notes and deliver Consents. Holders of Notes who are tendering by book-entry transfer to the Depositary's account at DTC can execute the tender to DTC through ATOP, after which DTC will verify the acceptance and execute a book-entry delivery to the Depositary's account at DTC. Delivery of the Agent's Message by DTC will satisfy the terms of the Offer as to the tender of Notes; however, any Holder tendering on or prior to the Consent Expiration Date must also execute and deliver a Consent and Letter of Transmittal. To receive the Consent Payment, each Holder (including any Holder tendering Notes through ATOP) must deliver or cause to be delivered a completed and properly executed Consent and Letter of Transmittal and any other required documents to the Depositary on or prior to the Consent Expiration Date.

                                  A Holder who desires to tender Notes pursuant to the Offer and who cannot comply with the procedures set forth herein for tender or delivery on a timely basis or whose Notes are not immediately available may tender such Notes pursuant to the procedures for guaranteed delivery set forth herein. See
                                  Item 7, "Procedures for Tendering Notes and
                                  Delivering Consents."

Acceptance of Tendered Notes      Upon the terms of the Offer and the
and Payment.....................  Solicitation and upon satisfaction or waiver of the conditions thereto, the Company will accept for purchase Notes validly tendered
                                  (and not withdrawn) prior to the Tender Offer
                                  Expiration Date. Only Holders who validly tender Notes on or prior to the Consent
                                  Expiration Date (and do not withdraw such tender and revoke such Consent) will receive the Total Consideration, which includes the Consent Payment. Payment of the Total
                                  Consideration or the Tender Offer
                                  Consideration, as applicable, for Notes
                                  validly tendered and accepted for payment, will be made by deposit of such amounts, as applicable, with the Depositary who, in each case, will act as agent for the tendering and consenting Holders for the purpose of receiving payments from the Company and transmitting such payments to the tendering and consenting Holders. Such payments are expected to be made on the Payment Date, promptly following the acceptance of the Notes by the Company pursuant to the Offer.
                                  See Item 6, "Acceptance for Payment and
                                  Payment for Notes; Acceptance of Consents."

Certain Tax Considerations......  For a discussion of certain U.S. federal income tax consequences of the Offer and the Solicitation applicable to Holders of the Notes, see Item 10, "Certain U.S. Federal Income Tax Consequences."

Certain Significant               For a discussion of certain considerations
Considerations..................  relevant to the Offer and the Solicitation, see Item 2, "Certain Significant
                                  Considerations."

The Dealer Manager, the
Information Agent and the
Depositary......................
                                  Chase Securities Inc. has been retained as Dealer Manager in connection with the Offer and the Solicitation. In such capacities, the Dealer Manager may contact Holders regarding the Offer and the Solicitation and may request brokers, dealers, commercial banks, trust companies and other nominees to forward this Statement and related materials to beneficial owners of Notes. The Depositary is Harris Trust Company of New York. MacKenzie Partners, Inc. has been retained as the Information Agent in connection with the Offer and the Solicitation. The respective addresses and telephone numbers of the Dealer Manager, the Depositary and the Information Agent are set forth on the back cover of this Statement. See Item 11, "The Dealer Manager, the Information Agent, and the Depositary."

     TO HOLDERS OF THE 8 7/8% GUARANTEED SENIOR NOTES DUE NOVEMBER 1, 2003
                        OF DOMINION TEXTILE (USA) INC.:

  THIS STATEMENT AND THE RELATED CONSENT AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER AND THE SOLICITATION.

1.TERMS OF THE OFFER AND THE SOLICITATION.

  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment) set forth herein and in the accompanying Consent and Letter of Transmittal, the Company is offering to purchase for cash all of its outstanding Notes at a price equal to (i) the present value on the Payment Date (as defined herein) of $1,043.75 per $1,000 principal amount of Notes (the amount payable on November 1, 1998, which is the first date on which the Notes are redeemable (the "Earliest Redemption Date")), determined on the basis of the yield (the "Tender Offer Yield") to the Earliest Redemption Date equal to the sum of (x) the yield on the 5 7/8% U.S. Treasury Note due October 31, 1998 (the "Reference Security"), as calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such Reference Security as of 2:00 p.m., New York City time, on January 9, 1998, the tenth (10th) business day immediately preceding the scheduled Tender Offer Expiration Date (the "Price Determination Date"), as displayed on the Bloomberg Government Pricing Monitor on "Page PX3" (the "Bloomberg Page") (or, if any relevant price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the Dealer Manager shall select in its sole discretion) plus (y) 35 basis points, the fixed spread (the "Fixed Spread") (such price being rounded to the nearest cent per $1,000 principal amount of Notes), minus (ii) $10.00 per $1,000 principal amount of Notes, which is equal to the Consent Payment referred to below (such amount, the "Tender Offer Consideration"), plus accrued and unpaid interest to, but not including, the Payment Date. Payment of the Total Consideration (the Tender Offer Consideration plus the Consent Payment) or the Tender Offer Consideration, as applicable, for Notes validly tendered and accepted for payment shall be made promptly following the Tender Offer Expiration Date (the "Payment Date").

  Although the Tender Offer Yield on the applicable Reference Treasury Security on the Price Determination Date will be determined only from the source noted above, information regarding the closing yield for the Reference Treasury Security may also be found in The Wall Street Journal. The yield on the Reference Treasury Security for the Notes as of 2:00 p.m., New York City time, on December 22, 1997 was 5.69%. Accordingly, if such yield was determined to be the yield on the Reference Treasury Security at the Price Determination Date, and January 27, 1998 was the Payment Date for the Notes, the Tender Offer Yield, the Tender Offer Consideration and the Total Consideration per $1,000 principal amount of Notes would be 6.04%, $1,052.43 and $1,062.43, respectively. A hypothetical illustration of the calculation of the Tender Offer Consideration and the Total Consideration for the Notes demonstrating the application of the assumptions and methodologies to be used in pricing the Offer is set forth in Schedule II hereto.


  Promptly after 2:00 p.m. on the Price Determination Date, and in any event before 9:00 a.m., New York City time, on the following business day, the Company will publicly announce the pricing information referred to above by press release to the Dow Jones News Service.

  Prior to 2:00 p.m., New York City time, on the Price Determination Date, holders may obtain hypothetical quotes of the yield on the Reference Treasury Security (calculated as of a then recent time) and the resulting hypothetical Tender Offer Consideration and the Total Consideration by contacting the Dealer Manager at its telephone numbers set forth on the back cover of this Statement. After such time on the Price Determination Date, holders may ascertain the actual yield on the Reference Treasury Security as of the Price Determination Date and the resulting actual Tender Offer Consideration and Total Consideration by contacting the Dealer Manager at its telephone numbers set forth on the back cover of this Statement.

  Because the Tender Offer Consideration and the Total Consideration prior to the Price Determination Date are based on a fixed spread pricing formula that is linked to the yield on the Reference Treasury Security, the actual amount of cash that will be received by a tendering Holder pursuant to the Offer will be affected by changes in such yield during the term of the Offer prior to such Price Determination Date. After the Price Determination Date when the Tender Offer Consideration and the Total Consideration are fixed, the actual amount of cash that will be received by a tendering Holder pursuant to the Offer will be known and holders will be able to ascertain the Tender Offer Consideration and the Total Consideration in the manner described above.

  Upon the terms and subject to the conditions of the Solicitation (including, if the Solicitation is extended or amended, the terms and conditions of any such extension or amendment), the Company also is soliciting Consents to the Proposed Amendments to the Indenture from Holders, and is offering to pay to each Holder who consents to the Proposed Amendments on or prior to the Consent Expiration Date, a Consent Payment in cash in respect of Notes for which Consents have been validly delivered and not validly revoked on or prior to the Consent Expiration Date, with such payment to be made promptly following the Tender Offer Expiration Date if, but only if, the Notes are accepted for payment pursuant to the terms of the Offer. Holders who desire to tender their Notes pursuant to the Offer and to receive the Total Consideration are required to validly tender such Notes and consent to the Proposed Amendments on or prior to the Consent Expiration Date. The completion, execution and delivery of the Consent and Letter of Transmittal by a Holder in connection with the tender of Notes will constitute the Consent of the tendering Holder to the Proposed Amendments with respect to such Notes. If a Holder's Notes are not properly tendered pursuant to the Offer on or prior to the Consent Expiration Date, such Holder will not receive the Consent Payment, even though the Proposed Amendments will be effective as to all Notes that are not purchased in the Offer. The Company is not soliciting and will not accept Consents to the Proposed Amendments from Holders who are not also tendering their Notes pursuant to the Offer.

  If the Notes are accepted for payment pursuant to the Offer, Holders who validly tender Notes pursuant to the Offer on or prior to the Consent Expiration Date and do not withdraw such tender or revoke such Consent on or prior to the Consent Expiration Date will receive the Total Consideration, which is equal to the Tender Offer Consideration plus the Consent Payment. Holders who validly tender Notes and deliver Consents pursuant to the Offer on or prior to the Consent Expiration Date may not thereafter revoke such Consent after the Consent Expiration Date. Holders who validly tender their Notes after the Consent Expiration Date will receive only the Tender Offer Consideration and not the Consent Payment.

  Holders may not deliver Consents without tendering their Notes in the Offer, and may not revoke Consents on or prior to the Consent Expiration Date without withdrawing the previously tendered Notes to which such Consent relates. Holders may not withdraw previously tendered Notes on or prior to the Consent Expiration Date without revoking the previously delivered Consents to which such tender relates. Consents may not be revoked after the Consent Expiration Date. Tenders of Notes may be withdrawn at any time prior to the Tender Offer Expiration Date.

  All Notes validly tendered in accordance with the procedures set forth under
Item 7, "Procedures for Tendering Notes and Delivering Consents," and not withdrawn in accordance with the procedures set forth under Item 8, "Withdrawal of Tenders and Revocation of Consents," on or prior to the Consent Expiration Date or the Tender Offer Expiration Date, as the case may be, will, upon the terms and subject to the conditions hereof, including satisfaction of the Supplemental Indenture Condition, the Business Unit Sales Condition, the 2006 Tender Condition and the General Conditions, be accepted for payment by the Company, and payments will be made therefor, promptly after the Tender Offer Expiration Date on the Payment Date.

  The Company, the Parent Guarantor and the Trustee intend to execute the Supplemental Indenture promptly after the Consent Expiration Date, but the elimination of the covenants set forth in the Supplemental Indenture will not become operative unless and until the Notes are accepted for purchase by the Company pursuant to the Offer, which is expected to occur promptly after the later of (a) the Tender Offer Expiration Date or (b) subject to Rule 14e-1 under the Exchange Act, the satisfaction or waiver of the conditions to the Offer described herein. If the Offer is terminated or withdrawn, or the Notes are not accepted for payment, the Supplemental Indenture will not become operative, and no Tender Offer Consideration or Consent Payment will be paid or payable. If any tendered Notes are not purchased pursuant to the Offer for any reason, or certificates are submitted evidencing more Notes than are tendered, such Notes not purchased will be returned, without expense, to the tendering Holder (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered) promptly following the Tender Offer Expiration Date or termination of the Offer.

  IF THE REQUISITE CONSENTS ARE RECEIVED AND THE SUPPLEMENTAL INDENTURE HAS BECOME OPERATIVE, THE PROPOSED AMENDMENTS WILL BE BINDING ON ALL NON-TENDERING HOLDERS OF NOTES. ACCORDINGLY, CONSUMMATION OF THE OFFER AND THE ADOPTION OF THE PROPOSED AMENDMENTS MAY HAVE ADVERSE CONSEQUENCES FOR HOLDERS WHO ELECT NOT TO TENDER IN THE OFFER. SEE ITEM 2, "CERTAIN SIGNIFICANT CONSIDERATIONS."

  The Company's obligation to accept and pay for Notes validly tendered pursuant to the Offer is conditioned upon satisfaction of (a) the Supplemental Indenture Condition, (b) the Business Unit Sales Condition, (c) the 2006 Tender Condition and (d) the General Conditions. Consent Payments to Holders who have validly consented to (and not revoked) the Proposed Amendments on or prior to the Consent Expiration Date are conditioned upon the Company's acceptance of Notes for purchase pursuant to the Offer. Subject to applicable securities laws and the terms and conditions set forth in this Statement, the Company reserves the right, on or prior to the Tender Offer Expiration Date, to (i) waive any and all conditions to the Offer or the Solicitation, (ii) extend or terminate the Offer or the Solicitation or (iii) otherwise amend the Offer or the Solicitation in any respect. See Item 9, "Conditions to the Offer." The rights reserved by the Company in this paragraph are in addition to the Company's rights to terminate the Offer described under Item 9, "Conditions to the Offer." Any extension, amendment or termination will be followed promptly by public announcement thereof, the announcement in the case of an extension of the Offer to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Tender Offer Expiration Date. Without limiting the manner in which any public announcement may be made, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

  If the Company extends the Offer, or if, for any reason, the acceptance for payment of, or the payment for, Notes is delayed or if the Company is unable to accept for payment or pay for Notes pursuant to the Offer, then, without prejudice to the Company's rights under the Offer, the Depositary may retain tendered Notes on behalf of the Company, and such Notes may not be withdrawn except to the extent tendering Holders are entitled to withdrawal rights as described in Item 8, "Withdrawal of Tenders and Revocation of Consents." However, the ability of the Company to delay the payment for Notes which the Company has accepted for payment is limited by Rule 14e-l(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by or on behalf of holders of securities promptly after the termination or withdrawal of a tender offer.

  If the Company makes a material change in the terms of the Offer or the Solicitation or the information concerning the Offer or the Solicitation, the Company will disseminate additional offering materials and extend such Offer or, if applicable, the Solicitation, to the extent required by law. If the Solicitation is amended on or prior to the Consent Expiration Date in a manner determined by the Company to constitute a material adverse change to the Holders of the Notes, the Company promptly will disclose such amendment and, if necessary, extend the Solicitation for such Notes for a period deemed by the Company to be adequate to permit Holders of the Notes to withdraw their Notes and revoke their Consents. In addition, if the consideration to be paid in the Offer is increased or decreased or the principal amount of Notes subject to the Offer is decreased, the Offer will remain open at least 10 business days from the date the Company first gives notice to Holders, by public announcement or otherwise, of such increase or decrease. See Item 8, "Withdrawal of Tenders and Revocation of Consents."

2.CERTAIN SIGNIFICANT CONSIDERATIONS.

  The following considerations, in addition to the other information described elsewhere in this Statement, should be carefully considered by each Holder before deciding whether to participate in the Offer and the Solicitation.

  Effects of the Proposed Amendments. If the Proposed Amendments become effective, Holders of Notes that are not tendered and purchased pursuant to the Offer will no longer be entitled to the benefits of substantially all of the covenants contained in the Indenture, which will be eliminated by the Proposed Amendments. The Indenture, as amended with respect to the Notes, will continue to govern the terms of all Notes that remain outstanding after the consummation of the Offer. The elimination of these covenants and other provisions would permit the Company and the Parent Guarantor to take certain actions previously prohibited that could increase the credit risks with respect to the Company and the Parent Guarantor, adversely affect the market price and credit rating of the remaining Notes or otherwise be materially adverse to the interests of Holders, which would otherwise not have been permitted pursuant to the Indenture. In addition, in connection with the Business Unit Sales, PGI or GLI may determine that it is in their respective interest to acquire certain portions of the Company with the remaining limited obligations of the Company under the Indenture. See Item 5, "Proposed Amendments."

  Limited Trading Market. The Notes were issued in 1993 and are not listed on any national or regional securities exchange. To the Company's knowledge, the Notes are traded infrequently in transactions arranged through brokers. Quotations for securities that are not widely traded, such as the Notes, may differ from actual trading prices and should be viewed as approximations. Holders are urged to contact their brokers with respect to current information regarding the Notes. To the extent that Notes are tendered and accepted in the Offer, any existing trading market for the remaining Notes may become more limited. A debt security with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would a comparable debt security with a greater float. The reduced float may also make the trading price of the Notes that are not tendered and accepted for payment more volatile. Consequently, the liquidity, market value and price volatility of Notes which remain outstanding may be adversely affected. Holders of unpurchased Notes may attempt to obtain quotations for the Notes from their brokers; however, there can be no assurance that any trading market will exist for the Notes following consummation of the Offer. The extent of the public market for the Notes following consummation of the Offer will depend upon the number of Holders remaining at such time, the interest in maintaining a market in such Notes on the part of securities firms and other factors.

  Change of Control Purchase Offer. Pursuant to Section 1017 of the Indenture, within 30 days following a "Change of Control" (as defined in the Indenture), the Company is required to commence an offer to purchase the Notes from the Holders at 101% of the principal amount of each Note. This Offer is not being made pursuant to, or in accordance with, the provisions of Section 1017 of the Indenture. The acquisition of Dominion by DT Acquisition constitutes a "Change of Control" under the Indenture. Therefore, the Company intends to commence an offer to purchase the Notes pursuant to Section 1017 of the Indenture within 30 days following the date of the "Change of Control." The Company believes the amount a Holder will receive in this Offer will exceed the amount payable in the subsequent offer to purchase the Notes pursuant to Section 1017 of the Indenture. The offer to purchase the Notes pursuant to Section 1017 of the Indenture will be made pursuant to a separate offer to purchase and related letter of transmittal.

  Recent Acquisition and Proposed Sales. Pursuant to the Offer to Purchase dated October 29, 1997, as supplemented by the Notices of Extension and Variation dated November 18, 1997, November 28, 1997, December 2, 1997 and December 15, 1997, approximately 98% of the outstanding common shares and approximately 96% of the outstanding first preferred shares of the Company's parent, Dominion, were acquired by DT Acquisition on December 19, 1997 (the "Dominion Tender Offer"). DT Acquisition intends to acquire the remaining outstanding first preferred and common shares on the same terms as such shares were acquired in the Dominion Tender Offer pursuant to Section 206 of the Canadian Business Corporation Act. In connection with the Dominion Tender Offer, DT Acquisition entered into agreements to dispose of the two primary business units of Dominion in the Business Unit Sales. The Offer is being made for the purpose of repurchasing and retiring certain of the outstanding indebtedness of Dominion and its subsidiaries (including the Company) in order to effectuate the Business Unit Sales. There can be no assurances that the Company or Dominion will be successful in repurchasing and retiring other issuances of notes or sources of indebtedness, including without limitation the 2006 Notes (as defined), the repurchase of which is conditioned upon, among other things, the Offer and Solicitation.

  The ability of the Company and Dominion to effectuate the Business Unit Sales will depend on multiple factors, many of which are not within the control of the Company or Dominion. In addition, if the Business Unit Sales are consummated, substantially all of the assets of the Company and Dominion will be sold. As a result, the ability of the Company and Dominion to sustain operations and thereby generate sufficient cash flow to meet interest obligations to Holders will be substantially reduced or eliminated.

3.PURPOSE OF THE OFFER AND THE SOLICITATION.

  On December 19, 1997, DT Acquisition acquired approximately 96% of the outstanding first preferred shares and approximately 98% of the outstanding common shares of Dominion in the Dominion Tender Offer. In connection therewith, DT Acquisition entered into agreements to dispose of the two primary business units of Dominion in the Business Unit Sales. The principal purpose of the Offer, which is conditioned upon the satisfaction of the Supplemental Indenture Condition, the Business Unit Sales Condition, the 2006 Tender Condition and the General Conditions, is to acquire all of the outstanding Notes in order to effectuate the Business Unit Sales. See Item 9, "Conditions to the Offer."

  The purpose of the Solicitation and the Proposed Amendments is to eliminate substantially all of the covenants contained in the Indenture, and, together with the Offer, to permit the Company to effectuate the Business Unit Sales. If the Requisite Consents are not obtained with respect to the Notes, the covenants currently contained in the Indenture will continue to bind the Company. In such event, the Company may, among other things, elect to exercise its rights under Article Thirteen of the Indenture to defease the Notes, or may engage in asset sales and comply with Section 1015 of the Indenture governing sales of assets in order to carry out the Business Unit Sales.

  The Company expressly reserves the absolute right, in its sole discretion, from time to time to purchase any Notes after the Tender Offer Expiration Date, through open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise on terms that may differ materially from the terms of the Offer.

4.CERTAIN INFORMATION CONCERNING THE COMPANY, DOMINION, DT ACQUISITION AND THE NOTES.

  The Company. The Company, a wholly-owned subsidiary of Dominion, is the holding company for the United States operations of Dominion. The Company was organized under the laws of the State of Delaware on June 17, 1976. In order to effectuate the Business Unit Sales, the Company is offering to repurchase all of the outstanding Notes and 2006 Notes (as defined). The principal executive offices of the Company are located at 120 West 45th Street, 23rd floor, New York, New York 10036-4003; the Company's telephone number is (212) 704-7600. For discussion of the Business Unit Sales and the 2006 Notes, see
Item 9, "Conditions to the Offer."

  Dominion. Dominion is a manufacturer and supplier of textile and textile related products with leading positions in selected markets and global manufacturing capabilities. Dominion is one of the world's largest manufacturer of high-end denim fabrics. It is also a supplier to the U.S. disposable diaper market and has significant non-woven, spunbond multidenier production capacity. The Company operates manufacturing plants in five countries, including the United States, Canada and three European countries. Dominion was incorporated under the law of Canada by letters of patent dated December 9, 1922 for the purpose of acquiring the entire undertaking of its predecessor company. The predecessor company had been incorporated in 1905 to amalgamate the businesses of four cotton manufacturing companies. The principal executive offices of Dominion are located at 1950 Sherbrooke Street West, Montreal, Quebec, Canada H3H 1E7; Dominion's telephone number is (514) 969-6000.

  Dominion's operations consist of two distinct lines of business: the Apparel Fabric Business and the Nonwovens Business. The "Apparel Fabric Business" consists of the apparel fabrics textile group businesses of Dominion conducted primarily through the Swift Textiles Canada division of Dominion, six direct or indirect wholly-owned subsidiaries of Dominion (being the Company, Swift Textiles, Inc., a Delaware corporation, Dominion Textile (Asia) Pte. Ltd., a company organized under the laws of Singapore, Swift Textiles (Far East)

Ltd., a company organized under the laws of Hong Kong, Dominion Textile International B.V., a company organized under the laws of the Netherlands, and Klopman International S.r.L., a company organized under the laws of Italy) and Swift Textiles Europe Ltd., a company organized under the laws of the Republic of Ireland. The "Nonwovens Business" consists of the nonwovens group businesses of Dominion conducted primarily through the Dominion Industrial Fabrics Company division ("DIFCO") of Dominion, two indirect, wholly-owned subsidiaries of Dominion (being Poly-Bond Inc., a Delaware corporation, and Nordlys S.A., a company organized under the laws of the Republic of France) and the Dominion Nonwoven (South America) Argentinean joint venture.

  DT Acquisition. DT Acquisition Inc. is an affiliate of Polymer Group, Inc., a Delaware corporation. DT Acquisition was organized under the laws of Canada on October 21, 1997 for the purpose of acquiring control of Dominion. DT Acquisition acquired control of Dominion in the Dominion Tender Offer on December 19, 1997. The principal executive offices of DT Acquisition are located at Suite 3000, Aetna Tower, P.O. Box 270, Toronto-Dominion Centre, Toronto, Canada M5K IN2.

  The Notes. The Notes were issued by the Company on November 1, 1993 in the aggregate principal amount of $150,000,000. The Notes, which are unsecured senior obligations of the Company and mature on November 1, 2003, were issued under the Indenture. Pursuant to the Indenture, the Notes may be redeemed on or after November 1, 1998 at a price equal to 104.625% of the principal amount outstanding. A form of the Indenture was filed as an exhibit to the Company's registration statements on Form F-10 (Reg. No. 33-68586) and Form F-1 (Reg. No. 33-68586-01).

5.PROPOSED AMENDMENTS.

  This section sets forth a brief description of the Proposed Amendments to the Indenture for which Consents are being sought pursuant to the Solicitation. The summaries of provisions of the Indenture set forth below are qualified in their entirety by reference to the full and complete terms contained in the Indenture. Capitalized terms appearing below but not defined in this Statement have the meanings assigned to such terms in the Indenture.

  Deletion of Covenants in the Indenture. The Proposed Amendments would delete in their entirety the following covenants and references thereto from the Indenture as well as the events of default related to such covenants:

SECTION801  . Parent Guarantor and Issuer May Consolidate, Etc. and Purchases
                of Assets Only on Certain Terms. This provision limits the terms under which the Parent Guarantor or the Company may consolidate or merge with or into another entity, sell or lease substantially all of its assets, or acquire capital stock or other ownership interests in other entities.

SECTION802  . Successor Substituted. This provision requires the successor parent or successor issuer following any consolidation with or merger into the Parent Guarantor or the Company to be substituted for the Parent Guarantor or the Company, as the case may be, under the Indenture with the same effect as if such person had been named as the Parent Guarantor or the Company therein.

SECTION1004 . Existence. This provision currently requires the Company and the
                Parent Guarantor to preserve and keep in effect its existence, rights (charter and statutory) and franchises.

SECTION1005 . Maintenance of Properties. This provision currently requires the
                Parent Guarantor to maintain all material properties used in its business or the business of any Subsidiary.

SECTION1006 . Payment of Taxes and Other Claims. This provision currently requires the Parent Guarantor to pay all taxes, assessments and governmental charges levied against it or any Subsidiary.

SECTION1007 . Maintenance of Insurance. This provision currently requires the
                Parent Guarantor and each Subsidiary to keep all properties insured at commercial standards and to reinvest insurance proceeds from such policies.

SECTION1008 . Limitation on Consolidated Debt. This provision currently restricts the ability of the Parent Guarantor and its Subsidiaries to incur certain Indebtedness.

SECTION1009 . Limitation on Subsidiary Debt and Preferred Stock. This
                provision currently restricts the ability of the Parent Guarantor and its Subsidiaries to issue Preferred Stock or to incur certain other Indebtedness.

SECTION1010 . Limitation on Restricted Payments. This provision currently restricts the ability of the Parent Guarantor and its Subsidiaries to make certain Restricted Payments, including
                (i) dividends or distributions in respect of any shares of Capital Stock of the Parent Guarantor or of any Subsidiary,
                (ii) purchases, redemptions, other acquisitions or retirements of Capital Stock of the Parent Guarantor, any Subsidiary or any Related Person, including options, warrants or other rights to acquire such Capital Stock, held by persons other than the Company or any Wholly-Owned Subsidiary, (iii) Investments in or payments on guarantees of any obligations of Affiliates or Related Persons of the Parent Guarantor, and
                (iv) voluntary or optional principal payments, repurchases, redemptions, defeasances, retirements or other acquisitions of any subordinated indebtedness of the Parent Guarantor or the Company.

SECTION1011 . Limitations Concerning Distributions by Subsidiaries, etc. This
                provision currently restricts the Parent Guarantor and its Significant Subsidiaries from permitting to exist certain encumbrances or restrictions on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Parent Guarantor or any Subsidiary of the Parent Guarantor,
                (ii) make loans or advances to the Parent Guarantor or any Subsidiary of the Parent Guarantor, and (iii) transfer any property or assets to the Parent Guarantor or any Subsidiary of the Parent Guarantor, except in certain circumstances.

SECTION1012 . Limitation on Liens. This provision currently restricts the ability of the Parent Guarantor and its Subsidiaries to create, incur, affirm or suffer to exist any Lien upon any of its property or assets, except in certain circumstances.

SECTION1013 . Limitation on Sale and Leaseback Transactions. This provision currently restricts the ability of the Parent Guarantor and its Subsidiaries to enter into Sale and Leaseback transactions, except in certain circumstances.

SECTION1014 . Limitation on Transactions with Affiliates and Related Persons.
                This provision currently restricts the ability of the Parent Guarantor and its Subsidiaries to engage in certain transactions with Affiliates or Related Persons of the Parent Guarantor.

SECTION1015 . Limitation on Certain Sales of Capital Stock of Subsidiaries and
                Certain Assets. This provision currently restricts the ability of the Parent Guarantor and its Subsidiaries to make Asset Dispositions, except in certain circumstances.

SECTION1016 . Limitation on Issuances and Sales of Capital Stock of Wholly
                Owned Subsidiaries. This provision currently restricts the ability of the Parent Guarantor and its Subsidiaries to issue, transfer, convey, sell or otherwise dispose of any Shares of Capital Stock of any Subsidiary (except to the Parent Guarantor or a Wholly-Owned Subsidiary of the Parent Guarantor), except in certain circumstances.

SECTION1018 . Ownership of Issuer. This provision currently requires the
                Company to remain a wholly-owned subsidiary of the Parent Guarantor.

SECTION1019 . Payment of Additional Amounts. This provision currently requires the Parent Guarantor to make all payments under or with respect to the Notes free and clear of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by the Government of Canada or of any province or territory thereof. Further, if the Parent Guarantor is required to withhold or deduct any Canadian taxes from any payment made under or with respect to the Notes, it must pay such amount as may be necessary so that the net amount received by each Holder will not be less than the amount received if such Canadian taxes had not been withheld or deducted.

SECTION1020 . Provision of Financial Information. This provision currently requires the Parent Guarantor to timely file with the Securities and Exchange Commission and to provide to Holders and the Trustee the periodic and annual reports required to be filed under the Exchange Act, whether or not the Parent Guarantor is actually subject to those reporting requirements.

  Deletion of Definitions. The Proposed Amendments would delete definitions from the Indenture when all references to such definitions would be eliminated as a result of the foregoing.

  The Proposed Amendments with respect to the Indenture constitute a single proposal and a consenting Holder must consent to the Proposed Amendments as an entirety and may not consent selectively with respect to certain of the Proposed Amendments.

  The Supplemental Indenture relating to the Indenture will be executed by the Company, the Parent Guarantor and the Trustee on or promptly after the Consent Expiration Date, but the modification or elimination of the covenants set forth in the Supplemental Indenture will not become operative unless and until the Notes are accepted for purchase by the Company pursuant to the Offer, which is expected to occur promptly after the Tender Offer Expiration Date. If the Requisite Consents are not obtained with respect to the Notes on or prior to the Consent Expiration Date, no Supplemental Indenture relating to the Indenture will be executed or become operative.

  IF THE PROPOSED AMENDMENTS ARE ADOPTED AND THE OFFER IS CONSUMMATED, NOTES THAT ARE NOT TENDERED, OR THAT ARE NOT ACCEPTED FOR PURCHASE PURSUANT TO THE OFFER, WILL REMAIN OUTSTANDING, BUT WILL BE SUBJECT TO THE TERMS OF THE INDENTURE AS MODIFIED BY THE SUPPLEMENTAL INDENTURE.

  Pursuant to the terms of the Indenture, the Proposed Amendments require the written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes issued pursuant to the Indenture, excluding for such purposes any Notes owned at the time by the Company, any obligor of the Notes and any of their affiliates (the "Requisite Consents").

  The valid tender by a Holder of Notes pursuant to the Offer on or prior to the Consent Expiration Date will be deemed to constitute the giving of a Consent by such Holder to the Proposed Amendments with respect to such Notes. The Company is not soliciting and will not accept Consents from Holders who are not tendering their Notes pursuant to the Offer.

6.ACCEPTANCE FOR PAYMENT AND PAYMENT FOR NOTES; ACCEPTANCE OF CONSENTS.

  Upon the terms and subject to the conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will purchase, by accepting for payment, and will pay for, all Notes validly tendered (and not withdrawn) pursuant to the Offer on or prior to the Tender Offer Expiration Date, such payment to be made by the deposit of the Tender Offer Consideration and Consent Payment, as applicable, in immediately available funds by the Company on the Payment Date with the Depositary. The Depositary will act as agent for tendering Holders for the purpose of receiving payment from the Company and transmitting such payment to tendering Holders. Under no circumstances will interest on the Tender Offer Consideration and the Consent Payment, as applicable, be paid by the Company by reason of any delay on behalf of the Depositary in making such payment.

  The Company expressly reserves the right, in its sole discretion and subject to Rule 14e-l(c) under the Exchange Act, to delay acceptance for payment of or payment for Notes in order to comply, in whole or in part, with any applicable law. See Item 9, "Conditions to the Offer." In all cases, payment by the Depositary to Holders of the Tender Offer Consideration for Notes accepted for purchase pursuant to the Offer or Consent Payments for Consents delivered on or prior to the Consent Expiration Date will be made only after timely receipt by the Depositary of (i) certificates representing such Notes or timely confirmation of a book-entry transfer of such Notes into the Depositary's account at DTC pursuant to the procedures set forth under Item 7,

"Procedures for Tendering Notes and Delivering Consents," (ii) a properly completed and duly executed Consent and Letter of Transmittal (or manually signed facsimile thereof) and (iii) any other documents required by the Consent and Letter of Transmittal, as applicable.

  For purposes of the Offer, validly tendered Notes (or defectively tendered Notes for which the Company has waived such defect) will be deemed to have been accepted for payment by the Company if, as and when the Company gives oral or written notice thereof to the Depositary. For purposes of the Solicitation, Consents delivered to the Depositary will be deemed to have been accepted by the Company if, as and when (a) the Company and the Trustee execute the Supplemental Indenture promptly after the Consent Expiration Date, and (b) the Company has accepted the Notes for purchase pursuant to the Offer.

  If any tendered Notes are not purchased pursuant to the Offer for any reason, or certificates are submitted evidencing more Notes than are tendered, such Notes not purchased will be returned, without expense, to the tendering Holder (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered) promptly following the Tender Offer Expiration Date or termination of the Offer.

  The Company reserves the right to transfer or assign, in whole at any time or in part from time to time, to one or more of its affiliates, the right to purchase Notes tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Company of its obligations under the Offer or prejudice the rights of tendering Holders to receive the Tender Offer Consideration or Consent Payment, as applicable, pursuant to the Offer and Solicitation.

  It is a condition precedent to the Company's obligation to purchase Notes pursuant to the Offer that, among other conditions, the Supplemental Indenture relating to the Indenture will have been executed. It is a condition subsequent to the effectiveness of the Proposed Amendments contained in the Supplemental Indenture that the Company accept for payment all Notes validly tendered (and not withdrawn) pursuant to the Offer (in which event, the Company will be obligated to promptly pay the Tender Offer Consideration and the Consent Payment, as applicable, for the Notes so accepted). See Item 9, "Conditions to the Offer."

7.PROCEDURES FOR TENDERING NOTES AND DELIVERING CONSENTS.

  Holders will not be entitled to receive the Total Consideration unless they BOTH tender their Notes pursuant to the Offer AND deliver Consents to the Proposed Amendments with respect to such Notes on or prior to the Consent Expiration Date. The tender of Notes pursuant to the Offer and in accordance with the procedures described below will constitute (i) a tender of the Notes and (ii) the delivery of a Consent by such Holder with respect to such Notes (if such tender is on or prior to the Consent Expiration Date). On or prior to the Consent Expiration Date, the Company is not soliciting and will not accept Consents to the Proposed Amendments from Holders who are not tendering their Notes pursuant to the Offer. Holders who tender after the Consent Expiration Date will receive only the Tender Offer Consideration.

  The method of delivery of Notes and Consents and Letters of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an Agent's Message transmitted through ATOP, is at the election and risk of the person tendering Notes and delivering the Consent and Letter of Transmittal and, except as otherwise provided in the Consent and Letter of Transmittal, delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Consent Expiration Date or Tender Offer Expiration Date, as applicable, to permit delivery to the Depositary on or prior to such date.

  Tender of and Consent for Notes. The tender by a Holder of Notes and delivery of Consents (and subsequent acceptance of such tender by the Company) pursuant to one of the procedures set forth below will constitute a binding agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Consent and Letter of Transmittal.

  Only registered Holders are authorized to tender their Notes and deliver their Consent to the Proposed Amendments. The procedures by which Notes may be tendered and Consents given by beneficial owners who are not registered Holders will depend upon the manner in which the Notes are held.

  Tender of Notes Held in Physical Form. To effectively tender Notes held in physical form (and deliver the related Consents), a properly completed Consent and Letter of Transmittal (or a manually signed facsimile thereof) duly executed by the Holder thereof, and any other documents required by the Consent and Letter of Transmittal, must be received by the Depositary at its address set forth on the back cover of this Statement on or prior to the Consent Expiration Date or the Tender Offer Expiration Date, as applicable. A tender of Notes may also be effected through the deposit of Notes with DTC combined with book-entry delivery as described below; however, a completed and executed Consent and Letter of Transmittal is still required to effectuate the valid delivery of related Consents with respect to such Notes. After the Consent Expiration Date, a tendering Holder may comply with the guaranteed delivery procedure set forth below if such Holder is unable to tender Notes on or prior to the Tender Offer Expiration Date. The guaranteed delivery procedure may not be used to tender Notes or deliver Consents on or prior to the Consent Expiration Date. In order to receive both the Consent Payment and the Tender Offer Consideration, the Notes and the Consent and Letter of Transmittal must be received by the Depositary on or prior to the Consent Expiration Date. Consents and Letters of Transmittal and Notes should be sent only to the Depositary and should not be sent to the Company, the Information Agent, the Dealer Manager or the Trustee.

  Tender of Notes Held Through DTC. To effectively tender Notes (and deliver the related Consents) that are held through DTC, DTC participants should either (i) properly complete and duly execute the Consent and Letter of Transmittal (or a manually signed facsimile thereof), together with any other documents required by the Consent and Letter of Transmittal, and mail or deliver the Consent and Letter of Transmittal and such other documents to the Depositary, or (ii) electronically transmit their acceptance through ATOP (and thereby tender Notes), for which the transaction will be eligible, followed by a properly completed and duly executed Consent and Letter of Transmittal delivered to the Depositary to effectuate the delivery of the related Consent. Upon receipt of such Holder's acceptance through ATOP, DTC will then edit and verify the acceptance and send an Agent's Message (as defined below) to the Depositary for its acceptance. Delivery of tendered Notes must be made to the Depositary pursuant to the book-entry delivery procedures or the tendering DTC participant must comply with the guaranteed delivery procedures, in each case as set forth below, but such guaranteed delivery procedures may only be used for tenders of Notes after the Consent Expiration Date.

  Except as provided below, unless the Notes being tendered are deposited with the Depositary on or prior to the Consent Expiration Date or on or prior to the Tender Offer Expiration Date, as the case may be (accompanied by a properly completed and duly executed Consent and Letter of Transmittal, as applicable) the Company may, at its option, treat such tender as defective for purposes of the right to receive the Total Consideration or Tender Offer Consideration, as applicable. Payment for the Notes will be made only against deposit of the tendered Notes and delivery of any other required documents.

  Book-Entry Delivery Procedures. The Depositary will establish accounts with respect to the Notes at DTC for purposes of the Offer within two business days after the date of this Statement, and any financial institution that is a participant in DTC may make book-entry delivery of the Notes and Consents by causing DTC to transfer such Notes into the Depositary's account in accordance with DTC's procedures for such transfer. However, although delivery of Notes and Consents may be effected through book-entry transfer into the Depository's account at DTC, the Consent and Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (as defined below) in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Depositary at one or more of its addresses set forth on the back cover of this Statement on or prior to the Consent Expiration Date or the Tender Offer Expiration Date, as the case may be, or, to be validly tendered after the Consent Expiration Date but on or prior to the Tender Offer Expiration Date, the guaranteed delivery procedure described below must be complied with. Holders who tender Notes after the Consent Expiration Date will only receive the Tender Offer Consideration and will not be entitled to the Consent Payment. Delivery of documents to DTC does not constitute delivery to the Depositary. The confirmation of a book-entry transfer into the Depositary's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

  The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes and delivering the Consents and that such participants have received the Consent and Letter of Transmittal and agree to be bound by the terms of the Consent and Letter of Transmittal and the Company may enforce such agreement against such participants.

  In order to validly deliver a Consent with respect to Notes transferred pursuant to ATOP, a DTC participant using ATOP must also properly complete and duly execute the Consent and Letter of Transmittal and deliver it to the Depositary. Pursuant to authority granted by DTC, any DTC participant which has Notes credited to its DTC account at any time (and thereby held of record by DTC's nominee) may directly provide a Consent to the Proposed Amendments as though it were the registered Holder by so completing, executing and delivering the Consent and Letter of Transmittal.

  Signature Guarantees. Signatures on all Consents and Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a "Medallion Signature Guarantor"), unless the Notes tendered and Consents delivered thereby are tendered and delivered (i) by a registered Holder of Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) who has not completed any of the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Consent and Letter of Transmittal, or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"). See Instruction 1 of the Consent and Letter of Transmittal. If the Notes are registered in the name of a person other than the signer of the Consent and Letter of Transmittal or if Notes not accepted for payment or not tendered are to be returned to a person other than the registered Holder, then the signature on the Consent and Letter of Transmittal accompanying the tendered Notes must be Guaranteed by a Medallion Signature Guarantor as described above. See Instructions 1, 5 and 6 of the Consent and Letter of Transmittal.

  Guaranteed Delivery. If a registered Holder desires to tender Notes pursuant to the Offer after the Consent Expiration Date and (a) certificates representing such Notes are not immediately available, (b) time will not permit such Holder's Consent and Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Depositary on or prior to the Tender Offer Expiration Date, or (c) the procedures for book-entry transfer (including delivery of an Agent's Message) cannot be completed on or prior to the Tender Offer Expiration Date, such Holder may nevertheless tender such Notes with the effect that such tender will be deemed to have been received on or prior to the Tender Offer Expiration Date if all the following conditions are satisfied:

    (i) the tender is made by or through an Eligible Institution;

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company herewith, or an Agent's Message with respect to guaranteed delivery that is accepted by the Company, is received by the Depositary on or prior to the Tender Offer Expiration Date as provided below; and

    (iii) the certificates for the tendered Notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of such Notes into the Depositary's account at DTC as described above), together with a Consent and Letter of Transmittal (or manually signed facsimile thereof) properly completed and duly executed, with any signature guarantees and any other documents required by the Consent and Letter of Transmittal or a properly transmitted Agent's Message, are received by the Depositary within three business days after the date of execution of the Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be sent by hand delivery, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

  UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY THE COMPANY BY REASON OF ANY DELAY IN MAKING PAYMENT TO ANY PERSON USING THE GUARANTEED DELIVERY PROCEDURES. THE TENDER OFFER CONSIDERATION FOR

NOTES TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES WILL BE THE SAME AS FOR NOTES DELIVERED TO THE DEPOSITARY AFTER THE CONSENT EXPIRATION DATE AND ON OR PRIOR TO THE TENDER OFFER EXPIRATION DATE, EVEN IF THE NOTES TO BE DELIVERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES ARE NOT SO DELIVERED TO THE DEPOSITARY, AND THEREFORE PAYMENT BY THE DEPOSITARY ON ACCOUNT OF SUCH NOTES IS NOT MADE, UNTIL AFTER THE PAYMENT DATE. HOLDERS SHOULD BE AWARE THAT, ON OR PRIOR TO THE CONSENT EXPIRATION DATE, TENDERS OF NOTES AND THE RELATED CONSENTS CANNOT BE DELIVERED USING THE GUARANTEED DELIVERY PROCESS AND THAT USE OF THE GUARANTEED DELIVERY PROCESS COULD RESULT IN A TENDER OF NOTES AND THE RELATED CONSENT BEING DEFECTIVE.

  Holders who tender Notes after the Consent Expiration Date will only receive the Tender Offer Consideration and will not be entitled to the Consent Payment. Notwithstanding any other provision hereof, payment of the Tender Offer Consideration for Notes tendered and accepted for payment pursuant to the Offer will, in all cases, be made only after receipt by the Depositary of the tendered Notes (or Book-Entry Confirmation of the transfer of such Notes into the Depositary's account at DTC as described above), and a Consent and Letter of Transmittal (or manually signed facsimile thereof) with respect to such Notes, properly completed and duly executed, with any signature guarantees and any other documents required by the Consent and Letter of Transmittal, or a properly transmitted Agent's Message.

  Backup U.S. Federal Income Tax Withholding. To prevent backup U.S. federal income tax withholding, each tendering Holder of Notes must provide the Depositary with such Holder's correct taxpayer identification number and certify that such Holder is not subject to backup U.S. federal income tax withholding by completing the Substitute Form W-9 included in the Consent and Letter of Transmittal. See Item 10, "Certain U.S. Federal Income Tax Consequences."

  Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Notes or delivery of Consents pursuant to any of the procedures described above will be determined by the Company in the Company's sole discretion (whose determination shall be final and binding). The Company expressly reserves the absolute right, in its sole discretion, subject to applicable law, to reject any or all tenders of any Notes or delivery of Consents determined by it not to be in proper form or, in the case of Notes, if the acceptance for payment of, or payment for, such Notes may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, subject to applicable law, to waive or amend any of the conditions of the Offer or the Solicitation or to waive any defect or irregularity in any tender with respect to Notes or delivery of Consents of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. The Company's interpretation of the terms and conditions of the Offer and Solicitation (including the Consent and Letter of Transmittal and the Instructions thereto) will be final and binding. Neither the Company, the Depositary, the Dealer Manager, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Notes, the Holder will be entitled to the Tender Offer Consideration and, if applicable, the Consent Payment.

8.WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS.

  Tenders of Notes may be withdrawn at any time prior to the Tender Offer Expiration Date. Consents may be revoked at any time on or prior to the Consent Expiration Date. A valid withdrawal of tendered Notes effected on or prior to the Consent Expiration Date will constitute the concurrent valid revocation of such Holder's related Consent. Consents may not be revoked after the Consent Expiration Date except in the limited circumstances described below. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Notes. Tenders of Notes may be validly withdrawn if the Offer is terminated without any Notes being purchased thereunder. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Holder and the Supplemental Indenture will not become operative. If the Solicitation is amended on or prior to the Consent Expiration Date in a manner determined by the Company to constitute a material adverse change to the Holders of the Notes, the Company promptly will disclose such amendment and, if necessary, extend the Solicitation for such Notes for a period deemed by the Company to be adequate to permit

Holders of the Notes to withdraw their Notes and revoke their Consents. In addition, if the consideration to be paid in the Offer is increased or decreased or the principal amount of Notes subject to the Offer is decreased, the Offer will remain open at least 10 business days from the date the Company first gives notice to Holders, by public announcement or otherwise, of such increase or decrease.

  On or prior to the Consent Expiration Date, and in the limited circumstances described above for a withdrawal of a tender of Notes (and the concurrent revocation of Consents, as the case may be) to be effective, a written or facsimile transmission notice of withdrawal must be received by the Depositary on or prior to the Consent Expiration Date at its address set forth on the back cover of this Statement. Any such notice of withdrawal must (i) specify the name of the person who tendered the Notes to be withdrawn, (ii) contain the description of the Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Notes, and (iii) be signed by the Holder of such Notes in the same manner as the original signature on the Consent and Letter of Transmittal by which such Notes were tendered (including any required signature Guarantees), or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person withdrawing such Notes and (y) a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such Holder. If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of such withdrawal even if physical release is not yet effected.

  Any valid revocation of Consents will automatically render the prior tender of the Notes to which such Consents relate defective and the Company will have the right, which it may waive, to reject such tender as invalid. Any permitted withdrawal of Notes and revocation of Consents may not be rescinded, and any Notes properly withdrawn will thereafter be deemed not validly tendered and any Consents revoked will be deemed not validly delivered for purposes of the Offer; provided, however, that withdrawn Notes may be re-tendered and revoked Consents may be re-delivered by again following one of the appropriate procedures described herein at any time on or prior to the Consent Expiration Date. After the Consent Expiration Date, Consents may not be revoked, except in the limited circumstances described above.

  If the Company extends the Offer or is delayed in its acceptance for purchase of Notes or is unable to purchase Notes pursuant to the Offer for any reason, then, without prejudice to the Company's rights hereunder, tendered Notes may be retained by the Depositary on behalf of the Company and may not be withdrawn (subject to Rule 14e-1(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer), except as otherwise provided in this section.

  ALL QUESTIONS AS TO THE VALIDITY, FORM AND ELIGIBILITY (INCLUDING TIME OF RECEIPT) OF NOTICES OF WITHDRAWAL AND REVOCATION OF CONSENTS WILL BE DETERMINED BY THE COMPANY, IN THE COMPANY'S SOLE DISCRETION (WHOSE DETERMINATION SHALL BE FINAL AND BINDING). NEITHER THE COMPANY, THE DEPOSITARY, THE DEALER MANAGER, THE INFORMATION AGENT, THE TRUSTEE OR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL OR REVOCATION OF CONSENTS, OR INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTIFICATION.

9.CONDITIONS TO THE OFFER.

  Notwithstanding any other provisions of the Offer and the Solicitation and in addition to (and not in limitation of) the Company's rights to extend and/or amend the Offer and the Solicitation, the Company shall not be required to accept for payment, purchase or pay for, and may delay the acceptance for payment of, or payment for, any tendered Notes, in each event subject to Rule 14e-1(c) under the Exchange Act, and may terminate the Offer and the Solicitation, if the Supplemental Indenture Condition, the Business Unit Sales Condition, the 2006 Tender Condition or the General Conditions shall not have been satisfied.

  The "Supplemental Indenture Condition" shall mean receipt of the Requisite Consents with respect to the Proposed Amendments and the execution of the Supplemental Indenture providing for the Proposed Amendments.

  The "Business Unit Sales Condition" shall mean the consummation of (A) the acquisition of the Apparel Fabric Business of Dominion (including certain associated liabilities) by Galey & Lord, Incorporated, a Delaware corporation ("GLI"), and (B) the acquisition of the Nonwovens Business of Dominion (including certain associated liabilities) by Polymer Group, Inc., a Delaware corporation ("PGI"), in each case as contemplated in the Purchase Agreement dated October 27, 1997 among PGI, DT Acquisition and GLI (together, the "Business Unit Sales"). PGI owns approximately 68% of DT Acquisition. The InterTech Group, Inc., an affiliate of PGI, owns approximately 32% of DT Acquisition.

  The "2006 Tender Condition" shall mean the successful completion of both the tender offer and the consent solicitation with respect to the Company's 9 1/4% Guaranteed Senior Notes due April 1, 2006 (the "2006 Notes"), which are guaranteed by the Parent Guarantor and issued under the Indenture, dated as of April 1, 1996, among the Company, the Parent Guarantor and First Union National Bank, as Trustee. In order to consummate the Business Unit Sales, the Company is offering to repurchase all of the outstanding 2006 Notes in addition to the Offer with respect to the Notes set forth herein. Consequently, the Offer is conditioned on the concurrent completion of the tender offer and consent solicitation with respect to the 2006 Notes.

  The "General Conditions" shall mean the conditions set forth below in paragraphs (i) through (v). The General Conditions shall be deemed to have been satisfied or waived unless any of the following conditions shall occur on or prior to the Tender Offer Expiration Date.

    (i) There shall have been instituted, threatened or be pending any action or proceeding (or there shall have been any material adverse development in any action or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Offer or the Solicitation that is, or is reasonably likely to be, in the sole judgment of the Company, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or which would or might, in the sole judgment of the Company, prohibit, prevent, restrict or delay consummation of the Offer or the Solicitation;

    (ii) An order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Offer or the Solicitation or that is, or is reasonably likely to be, in the sole judgment of the Company, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or Dominion;

    (iii) There shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Offer or the Solicitation;

    (iv) The Trustee under the Indenture shall have objected in any respect to, or taken action that could, in the sole judgment of the Company, adversely affect the consummation of the Offer or the Solicitation or the Company's ability to cause the Proposed Amendments to become operative or shall have taken any action that challenges the validity or effectiveness of the Supplemental Indenture or the procedures used by the Company in soliciting the Consents (including the form thereof) or in the making of the Offer or the Solicitation or the acceptance of, or payment for, the Notes or the Consents; or

    (v) There shall have occurred (1) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities in the United States, Canadian, European or other major securities or financial markets, (2) any significant adverse change in the price of the Notes or any publicly traded securities of the Company or any of its affiliates in the United States, Canadian, European or other major securities or financial markets, (3) a material impairment in the trading market for debt securities, (4) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, Canada, Europe or other major financial markets, (5) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of the Company, might affect the extension of credit by banks or other lending institutions, (6) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or Canada, or (7) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company, in its sole discretion, regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company, in whole or in part, at any time and from time to time, in the sole discretion of the Company, whether any other condition of the Offer and the Solicitation is also waived. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

10.CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.

  The following is a general summary of the principal United States federal income tax consequences to a Holder of (i) the Offer and the Solicitation to Holders of Notes and (ii) the retention of Notes and the adoption of the Proposed Amendments. This summary is based upon current provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), applicable United States Treasury regulations promulgated thereunder, judicial authority and current Internal Revenue Service ("IRS") rulings and practice, all of which are subject to change, possibly on a retroactive basis. The tax treatment of a Holder of Notes may vary depending upon such Holder's particular situation, and certain Holders (including insurance companies, tax exempt organizations, financial institutions, brokers, dealers, nonresident aliens, foreign corporations, foreign partnerships or foreign estates or trusts) might be subject to special rules not discussed below. This discussion assumes that Notes are held as capital assets and is directed to Holders who are United States persons. As used herein, a "Holder" means a beneficial owner of a Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. No information is provided herein with respect to foreign, state or local tax laws or estate and gift tax considerations. Each Holder is urged to consult its own tax advisor regarding federal, state, local, foreign and any other tax consequences of tendering the Notes pursuant to the Offer or retaining the Notes, especially in light of the Holder's particular circumstances.

  This summary is based in part on certain recently finalized United States Treasury regulations addressing the United States federal income tax treatment of modifications of debt instruments (the "Regulations"). The Regulations are effective for modifications occurring on or after September 24, 1996 and may be relied upon for modifications occurring after December 2, 1992. Therefore, the Regulations will apply to the Offer and the Solicitation. No assurances can be given that the treatment described herein of the Proposed Amendments or the cash payments pursuant to the Offer will be accepted by the IRS or, if challenged, by a court.

  Sale of Notes Pursuant to the Offer. In general, a Holder who receives cash in exchange for Notes pursuant to the Offer will recognize gain or loss for United States federal income tax purposes equal to the difference between (i) the amount of cash received (other than cash attributable to accrued interest, which will be taxable as ordinary income) in exchange for such Notes, and (ii) such Holder's adjusted tax basis in such Notes at the time of the sale. A Holder's adjusted tax basis for Notes generally will be the price such Holder paid for the Notes increased by original issue discount which was previously included in income by the Holder (including any original issue discount includible in the taxable year of the sale prior to the sale) and by market discount to the extent such market discount was previously included in income by the Holder (including any market discount included in the taxable year of the sale prior to the sale) and reduced (but not below zero) by amortized premium and any payments received by the Holder other than interest payments.

  If the Consent Payment is treated as a separate fee for consenting to the Proposed Amendments, it is possible that such amount would be taxable as ordinary income to the Holder (rather than as sales proceeds, discussed above).

  Any gain or loss recognized on a sale of a Note pursuant to the Offer should be capital gain or loss and will be long-term capital gain or loss if the Holder has held the Note for more than eighteen months at the time of sale or mid-term capital gain or loss if the Holder has held the Note for more than twelve months, but less than eighteen months, at the time of sale. A Holder who has acquired a Note with market discount generally will be required to treat a portion of any gain on a sale of the Note as ordinary income to the extent of the market discount accrued to the date of the disposition, less any accrued market discount previously reported as ordinary income.

  Retention of Notes; Adoption of Proposed Amendments. In the case of a Holder who does not tender its Notes pursuant to the Offer, the adoption of the Proposed Amendments should not cause a deemed exchange of the Notes under the Regulations because the Proposed Amendments should not constitute a significant modification to the terms of the Notes for federal income tax purposes. Alternatively, even if the Proposed Amendments were to cause a deemed exchange of the Notes for federal income tax purposes, a Holder who does not tender its Notes pursuant to the Offer should not recognize gain or loss on such deemed exchange since such deemed exchange should qualify as a tax-free recapitalization; provided, however, that to the extent that such Holder were deemed to receive new Notes with a principal amount in excess of the principal amount of the Notes surrendered, gain would be recognized to the extent of such excess. There can be no assurance, however, that the IRS will not take a contrary view. If an exchange were deemed to have occurred and such exchange did not qualify as a recapitalization, a Holder would recognize gain or loss on such exchange and would have a new holding period for the Notes.

  In the event that the adoption of the Proposed Amendments causes a deemed exchange (whether or not the deemed exchange qualifies as a tax-free recapitalization) and the issue price of the new Notes is less than their principal amount, the new Notes would generally have original issue discount and a Holder of such new Note would generally be required to include such original issue discount in income as it accrues (regardless of whether such Holder is a cash or accrual basis taxpayer).

  Backup Withholding and Information Reporting. In general, information reporting requirements will apply to the payment of the gross proceeds of the Offer to the Holders of Notes. Federal income tax law requires that a Holder whose tendered Notes are accepted for payment must provide the Depositary (as payor) with such Holder's correct taxpayer identification number ("TIN") which, in the case of a Holder who is an individual, is his or her social security number, and certain other information, or otherwise establish a basis for exemption from backup withholding. Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and information reporting requirements.

  If the Depositary is not provided with the correct TIN or an adequate basis for exemption, the Holder may be subject to a penalty imposed by the IRS and the gross proceeds of the Offer paid to the Holder may be subject to a 31% backup withholding tax. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is provided to the IRS.

  To prevent backup withholding, each tendering Holder must complete the Substitute Form W-9 provided in the Consent and Letter of Transmittal and either (i) provide the Holder's correct TIN and certain other information under penalties of perjury or (ii) provide an adequate basis for exemption.

11.THE DEALER MANAGER, THE INFORMATION AGENT AND THE DEPOSITARY.

  Chase Securities Inc. has been engaged to act as Dealer Manager and Solicitation Agent in connection with the Offer and the Solicitation (the "Dealer Manager"). In such capacity, the Dealer Manager may contact Holders of Notes regarding the Offer and the Solicitation and may request brokers, dealers, commercial banks, trust companies and other nominees to forward this Statement and related materials to beneficial owners of Notes.

  The Company has agreed to indemnify the Dealer Manager against certain liabilities, including certain liabilities under the federal securities laws. The Dealer Manager and its affiliates have provided in the past, and are currently providing other investment banking, commercial banking and financial advisory services to PGI and its affiliates, including DT Acquisition. At any given time, the Dealer Manager may trade the Notes of the Company for their own accounts or for the accounts of customers and, accordingly, may hold a long or short position in the Notes. Any Holder that has questions concerning the terms of the Offer or the Solicitation may contact the Dealer Manager at its address and telephone number set forth on the back cover of this Statement.

  MacKenzie Partners, Inc. has been appointed Information Agent (the "Information Agent") for the Offer and the Solicitation. Questions and requests for assistance or additional copies of this Statement, the Consent and Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Statement. Holders of Notes may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Offer and Solicitation.

  Harris Trust Company of New York has been appointed as Depositary (the "Depositary") for the Offer and the Solicitation. Consents and Letters of Transmittal and all correspondence in connection with the Offer and the Solicitation should be sent or delivered by each Holder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the addresses and telephone number set forth on the back cover of this Statement. Any Holder or beneficial owner that has questions concerning the procedures for tendering Notes or whose Notes have been mutilated, lost, stolen or destroyed should contact the Depositary at the addresses and telephone number set forth on the back cover of this Statement.

12.FEES AND EXPENSES.

  The Company will pay the Dealer Manager, the Information Agent and the Depositary reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith. The Company will pay brokerage firms and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Statement and related materials to the beneficial owners of Notes.

13.SOURCE AND AMOUNT OF FUNDS.

  The total amount of funds required by the Company to pay the Total Consideration in connection with the Offer and the Solicitation is estimated to be approximately $159.4 million (assuming 100% of the outstanding principal amount of Notes is tendered and accepted for payment). Such funds will be obtained by the Company from the proceeds of the Business Unit Sales and/or permitted borrowing through term and revolving commitments under the U.S. $600 million Credit Agreement, dated December 17, 1997, among DT Acquisition, various financial institutions, The Chase Manhattan Bank, as Administrative Agent, and First Union National Bank, as Documentation Agent (the "DT Credit Agreement"). In connection with the acquisition of the common shares and first preferred shares of Dominion, DT Acquisition entered into the DT Credit Agreement. Pursuant to the terms of the DT Credit Agreement, DT Acquisition is permitted to borrow money for the purpose of defeasing the Notes under the Indenture. In addition, following the amalgamation of DT Acquisition with Dominion, DT Acquisition may borrow under the DT Credit Agreement for the purpose of purchasing the Notes and the 2006 Notes. Each of PGI and GLI has obtained the financing necessary to complete the Business Unit Sales. It is currently anticipated that the proceeds from the Business Unit Sales will provide all of the funds necessary to pay for the Notes purchased pursuant to the Offer. Consummation of the Offer and the Solicitation is subject to satisfaction of the Supplemental Indenture Condition, the Business Unit Sales Condition, the 2006 Tender Condition and the General Conditions.

14.MISCELLANEOUS.

  The Offer and the Solicitation are being made to all Holders of the Notes. The Company is not aware of any jurisdiction in which the making of the Offer and the Solicitation is not in compliance with applicable law. If the Company becomes aware of any jurisdiction in which the making of the Offer and the Solicitation would not be in compliance with applicable law, the Company will make a good faith effort to comply with any such law. If, after such good faith effort, the Company cannot comply with any such law, the Offer and the Solicitation will not be made to (nor will tenders of Notes and Consents be accepted from or on behalf of) the owners of Notes residing in such jurisdiction.

  No person has been authorized to give any information or make any representation on behalf of the Company not contained in this Statement or in the Consent and Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

                                          DOMINION TEXTILE (USA) INC.

December 23, 1997

                                   SCHEDULE I

 YLD           =The Tender Offer Yield equals the sum of the yield on the 5
                 7/8% U.S. Treasury Note due October 31, 1998 (the "Reference
                 Security"), as calculated by the Dealer Manager in accordance with standard market practice, based on the bid price for such
                 Reference Security as of 2:00 p.m., New York City time, on the
                 Price Determination Date, as displayed on the Bloomberg
                 Government Pricing Monitor on "Page PX3" (the "Bloomberg
                 Page") (or, if any relevant price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the Dealer Manager shall select in its sole discretion), plus 35 basis points,
                 expressed as a decimal number.
 CPN           =the contractual rate of interest payable on a Note expressed as a decimal number.
 N             =the number of semi-annual interest payments, based on the
                 Earliest Redemption Date, from (but not including) the
                 expected Payment Date to (and including) the Earliest
                 Redemption Date.
 S             =the number of days from and including the semi-annual interest payment date immediately preceding the expected Payment Date up to, but not including, the expected Payment Date. The
                 number of days is computed using the 30/360 day-count method.
 exp           =Exponentiate. The term to the left of "exp" is raised to the power indicated by the term to the right of "exp."
 CP            =$10.00 per $1,000 principal amount of Notes, which is equal to the Consent Payment.
 RV            =the assumed redemption amount, based on the Earliest Redemption
                 Date, for each note per $1,000 principal amount of a Note (as rounded to the nearest one hundredth of one percent).
 Total         =the Tender Offer Consideration plus the Consent Payment of a
 Consideration   Note per $1,000 principal amount of a Note if tender is made on or prior to 5:00 p.m., New York City time, on the Consent
                 Expiration Date. The Total Consideration is rounded to the nearest cent.
 Tender Offer  =the applicable purchase price of a Note per $1,000 principal
 Consideration   amount of a Note if tender is made after 5:00 p.m., New York
                 City time, on the Consent Expiration Date. The Tender Offer
                 Consideration is rounded to the nearest cent.

                                    N
Total Consideration  RV           + S    $1,000 (CPN/2)   - $1,000
           = ------------------        ------------------   (CPN/2)(S/180)
             (1+YLD/2) exp (N-S/180)   (1+YLD/2) exp (k-S/180)
                                   k=1

Tender Offer Consideration          N
           =         RV           + S    $1,000 (CPN/2)   - $1,000
             ------------------        ------------------   (CPN/2)(S/180)-CP
             (1+YLD/2) exp (N-S/180)   (1+YLD/2) exp (k-S/180)
                                   k=1

                                  SCHEDULE II

  This Schedule provides a hypothetical illustration of the Total
Consideration (i.e., Tender Offer Consideration plus Consent Payment) of the
8 7/8% Guaranteed Senior Notes due 2003 based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Total Consideration, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purpose:

                    8 7/8% GUARANTEED SENIOR NOTES DUE 2003

 Earliest Redemption Date      =November 1, 1998
 Reference Security            =5 7/8% U.S. Treasury Note due October 31, 1998
                                 as displayed on the Bloomberg Government
                                 Pricing Monitor on "Page PX3"
 Fixed Spread                  = 0.35% (35 basis points)
 EXAMPLE
 Assumed Pricing Determination =2:00 p.m., New York City time, on January 9,
 Date and Time                 1998
 Assumed Payment Date          =January 27, 1998
 Assumed Reference Security
 Yield as of Assumed Price
 Determination Date and Time   =5.69%
 Fixed Spread                  =0.35%
 YLD                           =0.0604
 CPN                           =0.08875
 N                             =2
 S                             =86
 RV                            =$1,043.75
 CP                            =$10.00
 Total Consideration           =$1,062.43

                        N
       $1,043.75       +S  $1,000 (0.08875/2)   - $1,000 (0.08875/2)(86/180)
 ---------------------    --------------------
 (1 + 0.0604/2) exp (2 - 86/180)
                       k=1(1 + 0.0604/2) exp (k - 86/180)

Tender Offer Consideration
                      = $1,052.43

                        N
       $1,043.75       +S  $1,000 (0.08875/2) - $1,000 (0.08875/2)(86/180) -
 ---------------------    -------------------- $10.00
 (1 + 0.0604/2) exp (2 - 86/180)
                       k=1(1 + 0.0604/2) exp (k - 86/180)

             The Depositary for the Offer and the Solicitation is:

                       HARRIS TRUST COMPANY OF NEW YORK

               By Mail:                     By Hand or Overnight Courier:
          Wall Street Station                      Receive Window
             P.O. Box 1023                        Wall Street Plaza
        New York, NY 10268-1023              88 Pine Street, 19th Floor
                                                 New York, NY 10005

                          By Facsimile Transmission:
                       (for Eligible Institutions Only)
                            (212) 701-7636 or 7637

                   For Information Telephone (call collect):
                                (212) 701-7624

  Any questions or requests for assistance or additional copies of this Statement, the Consent and Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone numbers and address listed below. A Holder may also contact the Dealer Manager at the telephone number set forth below or such Holder's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offer and the Solicitation.

         The Information Agent for the Offer and the Solicitation is:

                                     LOGO

                               156 Fifth Avenue
                           New York, New York 10010
                           (212) 929-5500 (collect)
                           Toll Free: (800) 322-2885

      The Dealer Manager for the Offer and the Solicitation Agent for the
                               Solicitation is:

                             CHASE SECURITIES INC.

                          270 Park Avenue, 4th Floor
                         New York, New York 10017-2070
                            Attention: Robert Berk
                        Call: (212) 270-1100 (collect)